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TABLE OF CONTENTS 2

Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-202789

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933 and is subject to completion. This preliminary prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Subject to completion, dated March 2, 2016

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 16, 2015)

SGD$
Ford Motor Credit Company LLC
                      % Notes due                           , 20

        The           % Notes due                          , 20    (the "Notes") will bear interest from March     , 2016 at a rate of           % per annum. Ford Credit will pay interest on the Notes semi-annually in arrears on                          and                           of each year, beginning                          , 2016. The Notes may not be redeemed prior to maturity unless changes involving United States taxation occur which could require Ford Credit to pay additional amounts, as described under "Description of Notes — Payment of Additional Amounts" and "— Redemption for Tax Purposes" herein.

        The Notes are expected to be offered globally for sale in Hong Kong and Singapore, and elsewhere where it is lawful to make such offers in accordance with the selling restrictions under "Underwriting" herein.

        Investing in the Notes involves risks. See "Risk Factors" on page S-1 of this prospectus supplement and "Risk Factors" beginning on page 1 of the accompanying prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

        Neither the prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore.

	Per Note		Total
Initial public offering price		%	SGD$
Underwriting discounts and commissions		%	SGD$
Proceeds, before expenses, to Ford Credit		%	SGD$

        The Notes are a new issue of securities with no established trading market. We intend to apply to list the Notes on the New York Stock Exchange. We expect trading in the Notes on the New York Stock Exchange to begin less than 30 days after the original issue date.

        Interest on the Notes will accrue from March     , 2016 and must be paid by the purchasers if the Notes are delivered to the purchasers after that date. Ford Credit expects that delivery of the Notes will be made to investors on or about March     , 2016.

        We expect that delivery of the Notes will be made to underwriters in book-entry form only through the facilities of Euroclear Bank S.A./N.V. ("Euroclear") and Clearstream Banking S.A. ("Clearstream"), on or about March     , 2016.

DBS Bank Ltd.	Deutsche Bank

Prospectus Supplement dated March      , 2016

        This prospectus supplement, the accompanying prospectus and any free-writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters have not, authorized any person to provide any information or represent anything about us other than what is contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

        The Notes are not being offered in any jurisdiction where the offer is not permitted.

        You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the documents.

        The distribution or possession of this prospectus supplement and the accompanying prospectus in or from certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come are required by Ford Credit and the underwriters to inform themselves about, and to observe any such restrictions, and neither Ford Credit nor any of the underwriters accepts any liability in relation thereto. See "Underwriting".

        This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or

S-i

sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. See "Underwriting."

        This prospectus supplement, the accompanying prospectus and any free-writing propsectus that we may prepare or authorize have not and/or will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the prospectus supplement, the accompanying prospectus and any free-writing prospectus and any other document or material in connection with the offer and sale, or invitation for subscription or purchase, of the Notes, may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (2) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (3) otherwise pursuant to, and in accordance with the conditions of, any applicable provision of the SFA.

        References in this prospectus supplement to "dollars", "$" and "U.S. $" are to United States dollars and references to "SGD$" are to Singapore dollars.

S-ii

FORWARD-LOOKING STATEMENTS

        Statements included or incorporated by reference herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation, those set forth in "Item 1A — Risk Factors" and "Item 7 — Management's Discussion and Analysis of Financial Condition and Results of Operations" of Ford Credit's Annual Report on Form 10-K for the year ended December 31, 2015 (the "2015 Annual Report on Form 10-K"), which is incorporated herein by reference.

        We cannot be certain that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

S-iii

RISK FACTORS

        Before purchasing any Notes, you should read carefully this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, including risk factors discussions in Ford Credit's 2015 Annual Report on Form 10-K for risk factors regarding Ford and Ford Credit.

        In addition to the risk factors discussions referred to above, you should also consider the foreign-currency risks described below.

Foreign-Currency Risks

        You should consult your financial and legal advisers as to the specific risks entailed by an investment in securities that are denominated or payable in, or the payment of which is linked to the value of, a currency other than the currency of the country in which you are resident or in which you conduct your business, which we refer to as your "home currency." If Singapore dollars are not your home currency, the Notes are not an appropriate investment for investors who are not sophisticated in foreign currency transactions. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under non-U.S. law that may affect the purchase of or holding of, or the receipt of payments on, the Notes. These persons should consult their own legal and financial advisers concerning these matters.

Exchange Rates and Exchange Controls May Affect Securities' Value or Return

        General Exchange Rate and Exchange Control Risks.    An investment in a security that is denominated or payable in currencies other than your home currency entails significant risks. These risks include the possibility of significant changes in rates of exchange between your home currency and the relevant foreign currencies and the possibility of the imposition or modification of exchange controls by the relevant governmental entities. These risks generally depend on economic and political events over which we have no control.

        Exchange Rates Will Affect Your Investment.    In recent years, rates of exchange between some currencies have been highly volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any security. Depreciation against your home currency of the currency in which a security is payable would result in a decrease in the effective yield of the security below its coupon rate or in the payout of the security and could result in an overall loss to you on a home currency basis.

        We Have No Control Over Exchange Rates.    Currency exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to each other. However, from time to time governments may use a variety of techniques, such as intervention by a country's central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders.

        As a consequence, these government actions could adversely affect yields or payouts in your home currency for securities denominated or payable in currencies other than your home currency.

        We will not make any adjustment or change in the terms of the Notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting your home currency or any applicable foreign currency. You will bear those risks.

        Some Foreign Currencies May Become Unavailable.    Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified currency. Even if there are no actual exchange controls, it is possible that the applicable currency for any security would not be available when payments on that security are due.

        Alternative Payment Method Used if Singapore dollars Become Unavailable.    If Singapore dollars are unavailable, we would make required payments in U.S. dollars on the basis of the market exchange rate, which might be an extremely unfavorable rate at the time of any such unavailability.

Exchange Rates May Affect the Value of a New York Judgment Involving Non-U.S. Dollar Securities

        The securities will be governed by and construed in accordance with the laws of the State of New York. If a New York court were to enter a judgment in an action on the Notes, such court would enter a judgment in Singapore dollars and convert the judgment or decree into U.S. dollars at the prevailing rate of exchange on the date such judgment or decree is entered.

Trading in the Clearing Systems Is Subject to Minimum Denomination Requirements

        The terms of the Notes provide that the Notes will be issued in minimum denominations of SGD$250,000 and integral multiples of SGD$100,000 for higher amounts. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If Notes are required to be issued in relation to such Notes in accordance with the provisions of the relevant Global Notes, a holder who does not have the minimum denomination or any integral multiple of SGD$100,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of Notes unless and until such time as its holding satisfies the minimum denomination requirement.

DESCRIPTION OF NOTES

        This description of the terms of the Notes adds information to the description of the general terms and provisions of debt securities in the prospectus. If this summary differs in any way from the summary in the prospectus, you should rely on this summary. The Notes are part of the debt securities registered by Ford Credit in March 2015 to be issued on terms to be determined at the time of sale.

        We will issue the Notes under Ford Credit's Indenture for unsecured debt securities, dated as of March 16, 2015, between Ford Credit and The Bank of New York Mellon, as Trustee (the "Trustee"), and The Bank of New York Mellon, London Branch, will act as paying agent. The Indenture is summarized in the prospectus beginning on Page 4. The Indenture may be supplemented from time to time.

        Ford Credit intends to file an application to list the Notes on the New York Stock Exchange ("NYSE"). The listing application will be subject to approval by the NYSE. If the application is approved, trading of the Notes on the NYSE is expected to begin within 30 days after the original issue date of the Notes. If the application is approved, Ford Credit will have no obligation to maintain such listing, and may delist the Notes at any time.

        The Notes will be a series of senior debt securities and will rank equally with all other unsecured senior indebtedness of Ford Credit, whether currently existing or hereafter created. The Notes will initially be limited to SGD$                    aggregate principal amount, will be unsecured obligations of Ford Credit and will mature on                          , 20    . The Notes are not subject to redemption prior to maturity unless changes involving United States Taxation occur which could require Ford Credit to pay additional amounts, as described below under "Payment of Additional Amounts" and "Redemption for Tax Purposes". The Notes will be issued in minimum denominations of SGD$250,000 and integral multiples of SGD$100,000 for higher amounts.

        Ford Credit may, from time to time, without the consent of the holders of the Notes, issue additional notes denominated in the same currency, having the same ranking and the same interest rate, maturity and other terms as the Notes. Any such additional notes will, together with the Notes, constitute a single series of notes under the Indenture. No additional Notes may be issued if an Event of Default has occurred with respect to the Notes.

        The Notes will be issued on or about March     , 2016 and will mature on March     , 20    . The Notes will bear interest from March     , 2016 at the rate of           % per annum. Interest on the Notes will be payable on                          and                           of each year (each such day an "Interest Payment Date"), commencing                          , 2016, to the persons in whose names the Notes were registered at the close of business on the 15th day preceding the respective Interest Payment Date, subject to certain exceptions.

        Interest on the Notes will be computed on the basis of the actual number of days elapsed and a 365-day year. All Singapore dollar amounts resulting from this computation will be rounded to the nearest Singapore dollar, with five-tenths or more of the SGD$           to be rounded to the nearest SGD$           Note.

Redemption for Tax Purposes

        If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision or taxing authority of or in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we become, or based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described herein under the heading "— Payment of Additional Amounts" with respect to the Notes, then we may at our option redeem, in whole, but not in part, the Notes on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid on those Notes to the date fixed for redemption.

Payment of Additional Amounts

        All payments of principal and interest in respect of the Notes will be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature required to be deducted or withheld by the United States or any political subdivision or taxing authority of or in the United States, unless such withholding or deduction is required by law.

        In the event any withholding or deduction on payments in respect of the Notes for or on account of any present or future tax, assessment or other governmental charge is required to be deducted or withheld by the United States or any taxing authority thereof or therein, we will pay such additional amounts on the Notes as will result in receipt by each beneficial owner of a Note that is not a U.S. Person (as defined below) of such amounts (after all such withholding or deduction, including on any additional amounts) as would have been received by such beneficial owner had no such withholding or deduction been required. We will not be required, however, to make any payment of additional amounts for or on account of:

  a.
  any tax, assessment or other governmental charge that would not have been imposed but for (1) the existence of any present or former connection (other than a connection arising solely from the ownership of those Notes or the receipt of payments in respect of those Notes) between that holder (or the beneficial owner for whose benefit such holder holds such Note), or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, that holder or beneficial owner (if that holder or beneficial owner is an estate, trust, partnership or corporation) and the United States, including that holder or beneficial owner, or that fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or having had a permanent establishment in the United States or (2) the presentation of a Note for payment on a date more than 30 days after the later of the date on which that payment becomes due and payable and the date on which payment is duly provided for;

  b.
  any estate, inheritance, gift, sales, transfer, capital gains, excise, personal property, wealth or similar tax, assessment or other governmental charge;

  c.
  any tax, assessment or other governmental charge imposed on foreign personal holding company income or by reason of the beneficial owner's past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

  d.
  any tax, assessment or other governmental charge which is payable otherwise than by withholding or deducting from payment of principal of or premium, if any, or interest on such Notes;

  e.
  any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of and premium, if any, or interest on any Note if that payment can be made without withholding by any other paying agent;

  f.
  any tax, assessment or other governmental charge which would not have been imposed but for the failure of a beneficial owner or any holder of Notes to comply with our request or a request of our agent to satisfy certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the beneficial owner or any holder of the Notes that such beneficial owner or holder is legally able to deliver (including, but not limited to, the requirement to provide Internal Revenue Service Forms W-8BEN, W-8BEN-E, Forms W-8ECI, Form W-9 or any subsequent versions thereof or successor thereto, and including, without limitation, any documentation requirement under an applicable income tax treaty);

  g.
  any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and the regulations that may be promulgated thereunder) of the Company or (2) a controlled foreign corporation that is related to us within the meaning of Section 864(d)(4) of the Code, or (3) a bank receiving interest described in Section 881(c)(3)(A) of the Code, to the extent such tax, assessment or other governmental charge would not have been imposed but for the beneficial owner's status as described in clauses (1) through (3) of this paragraph (g);

  h.
  to any withholding or deduction that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

  i.
  any tax, assessment or other governmental charge required to be withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections) ("FATCA"), any regulations or other guidance thereunder, or any agreement (including any intergovernmental agreement) entered into in connection therewith; or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

  j.
  any combination of items (a), (b), (c), (d), (e), (f), (g), (h) and (i);

nor will we pay any additional amounts to any beneficial owner or holder of Notes who is a fiduciary or partnership to the extent that a beneficiary or settlor with respect to that fiduciary or a member of that partnership or a beneficial owner thereof would not have been entitled to the payment of those additional amounts had that beneficiary, settlor, member or beneficial owner been the beneficial owner of those Notes.

        As used in the preceding paragraph, "U.S. Person" means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable U.S. Treasury regulations), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Book-Entry, Delivery and Form

  Global Notes

        The Notes will be issued in registered, Global form in minimum denominations of SGD$250,000 and integral multiples of SGD$100,000 for higher amounts. The Notes will be issued on the issue date therefor only against payment in immediately available funds.

        The Notes will be issued in the form of one or more Global certificates, in definitive, fully registered form without interest coupons, each of which Ford Credit refers to as a "Global Note." Each such Global Note will be deposited with The Bank of New York Mellon, London Branch, or any successor thereto, as the common depositary (the "Common Depositary") and registered in the name of the Common Depositary or its nominee. Ford Credit will not issue certificated Notes to you for the Notes you purchase, except in the limited circumstances described below.

        Beneficial interests in the Global Notes will be represented, and transfers of such beneficial interest will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Clearstream or Euroclear. Investors may hold beneficial interests in securities directly through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. The address of Clearstream is 42 Avenue JF Kennedy, L-1855 Luxembourg, Luxembourg, and the address of Euroclear is 1 Boulevard Roi Albert II, B-1210 Brussels, Belgium. Ford Credit, the trustee, and the Paying Agent for the Notes have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. Ford Credit and the trustee for the Notes also do not supervise these systems in any way.

        Beneficial interests in the Global Notes will be shown on, and transfers of beneficial interests in the Global Notes will be made only through, records maintained by Clearstream or Euroclear and their participants. When you purchase Notes through the Clearstream or Euroclear systems, the purchases must be made by or through a direct or indirect participant in the Clearstream or Euroclear system, as the case may be. The participant will receive credit for the Notes that you purchase on Clearstream's or Euroclear's records, and, upon its receipt of such credit, you will become the beneficial owner of those Notes. Your ownership interest will be recorded only on the records of the direct or indirect participant in Clearstream or Euroclear, as the case may be, through which you purchase the Notes and not on Clearstream's or Euroclear's records. Neither Clearstream nor Euroclear, as the case may be, will have any knowledge of your beneficial ownership of the Notes. Clearstream's or Euroclear's records will show only the identity of the direct participants and the amount of the Notes held by or through those direct participants. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from Clearstream or Euroclear. You should instead receive those documents from the direct or indirect participant in Clearstream or Euroclear through which you purchase the Notes. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers. The paying agent will wire payments on the Notes to the Common Depositary as the holder of the Global Notes. The trustee, the paying agent and Ford Credit will treat the Common Depositary or any successor nominee to the Common Depositary as the owner of the Global Notes for all purposes. Accordingly, the trustee, the paying agent and Ford Credit will have no direct responsibility or liability to pay amounts due with respect to the Global Notes to you or any other beneficial owners in the Global Notes. Any redemption or other notices with respect to the Notes will be sent by us directly to Clearstream or Euroclear, which will, in turn, inform the direct participants (or the indirect participants), which will then contact you as a beneficial holder, all in accordance with the rules of Clearstream or Euroclear, as the case may be, and the internal procedures of the direct participant (or the indirect participant) through which you hold your beneficial interest in the Notes. Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Clearstream and Euroclear have established their procedures in order to facilitate transfers of the Notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue or change those procedures at any time. The registered holder of the Notes will be The Bank of New York Depository (Nominees) Limited, as nominee of the Common Depositary.

Initial Settlement

        Investors will follow the settlement procedures applicable to conventional eurobonds in registered form. It is intended that Notes will be credited to the securities custody accounts of Clearstream and Euroclear holders on the settlement date on a delivery against payment basis. No trades of the Notes will be settled through, and no payments with respect to the Notes will be made through, The Depository Trust Company in the United States.

  Secondary Market Trading

        Any secondary market trading of book-entry interests in the Notes will take place through participants in Clearstream and Euroclear in accordance with the normal rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in registered form.

        It is important to establish at the time of trading of any Notes where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the Notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States or Singapore.

        In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same Business Day as in the United States or Singapore. U.S. investors and investors in Asia who wish to transfer their interests in the Notes, or to make or receive a payment or delivery of the Notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

  Clearstream and Euroclear

        Ford Credit has obtained the information in this section concerning Clearstream and Euroclear, and the book-entry system and procedures, from sources that Ford Credit believes to be reliable, but Ford Credit takes no responsibility for the accuracy of this information.

        Clearstream has advised us that it is a limited liability company organized under Luxembourg law. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream participant.

        Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.

        Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems, a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        The Euroclear Operator is regulated and examined by the National Bank of Belgium and the Financial Services and Markets Authority. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding securities through Euroclear participants.

        Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it, such as dividends, voting rights and other entitlements, to any person credited with such interests in securities on its records.

  Certificated Notes

        Ford Credit will issue certificated Notes to each person that Euroclear or Clearstream identifies as the beneficial owner of the Notes represented by the Global Notes upon surrender by the Common Depositary of the Global Notes if:

  •
  Euroclear or Clearstream notifies us that it is no longer willing or able to act as a depositary for the Global Notes or ceases to be a clearing agency registered under the Exchange Act, and Ford Credit has not appointed a successor depositary within 90 days of that notice or becoming aware that Euroclear or Clearstream is no longer so registered;

  •
  an event of default has occurred and is continuing, and Euroclear or Clearstream requests the issuance of certificated Notes; or

  •
  Ford Credit determines not to have the Notes represented by Global Notes.

        Neither Ford Credit nor the trustee will be liable for any delay by Euroclear or Clearstream, its nominee or any direct or indirect participant in identifying the beneficial owners of the related Notes. Ford Credit and the trustee may conclusively rely on, and will be protected in relying on, instructions from Euroclear or Clearstream or its nominee for all purposes, including with respect to the registration, delivery and principal amount of the certificated Notes to be issued.

 UNITED STATES TAXATION

        The following is a discussion of the material United States federal income tax and, in the case of a non-United States person, United States federal estate tax consequences of the acquisition, ownership and disposition of a Note. It applies to you only if you are the beneficial owner of a Note that you acquire at its original issuance at the issue price indicated on the cover page of this prospectus supplement and you hold the Note as a capital asset within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not apply to holders that are subject to special treatment under the United States federal income tax law, such as:

  •
  dealers in securities or currencies;

  •
  financial institutions or life insurance companies;

  •
  tax-exempt organizations;

  •
  S corporations, real estate investment trusts or regulated investment companies;

  •
  persons holding Notes as part of a hedge, straddle, conversion or other "synthetic security" or integrated transaction;

  •
  taxpayers subject to the alternative minimum tax;

  •
  U.S. holders (as defined below) with a functional currency other than the United States dollar; or

  •
  certain United States expatriates.

        The discussion is based on the Code, Treasury regulations (including temporary regulations) promulgated thereunder, rulings, published administrative positions of the United States Internal Revenue Service (the "IRS") and judicial decisions, all as of the date of this prospectus supplement, and all of which are subject to change, possibly with retroactive effect, or to different interpretations.

        This discussion does not purport to address all of the United States federal income tax consequences that may be applicable to you in light of your personal investment circumstances or status, including the Medicare tax on net investment income. Prospective purchasers of Notes should consult their own tax advisors concerning United States federal income tax consequences of acquiring, owning and disposing of the Notes, as well as any state, local or foreign tax consequences.

U.S. Holders

        This section describes the material United States federal income tax consequences to U.S. holders. You are a "U.S. holder" for purposes of this discussion if you are, for United States federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate that is subject to United States federal income taxation without regard to the source of its income; or

  •
  a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) a valid election is in effect under applicable Treasury regulations for the trust to be treated as a United States person.

        If a United States partnership (including for this purpose any entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of the Notes, the treatment of a partner in the partnership generally will depend upon the status of the partner and upon the activities of the partnership. A holder of Notes that is a partnership and partners in such partnership should consult their tax advisors.

        Interest.    Generally, a U.S. holder will include stated interest on the Notes as ordinary income at the time it is paid or accrued in accordance with the U.S. holder's method of accounting for United States federal income tax purposes.

        If a U.S. holder uses the cash basis method of accounting for United States federal income tax purposes, such holder will be required to include in income the United States dollar value of the stated interest received, determined by translating the Singapore dollars received at the spot rate on the date such payment is received regardless of whether the payment is in fact converted into United States dollars. A U.S. holder will not recognize exchange gain or loss with respect to the receipt of such payment.

        If a U.S. holder uses the accrual method of accounting for United States federal income tax purposes, it may determine the amount of income recognized with respect to such stated interest in accordance with either of two methods. Under the first method, the U.S. holder will be required to include in income for each taxable year the United States dollar value of the stated interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued or, in the case of an accrual period that spans two taxable years of a U.S. holder, the part of the period within the taxable year. Under the second method, a U.S. holder may elect to translate stated interest income at the spot rate on:

  •
  the last day of the accrual period,

  •
  the last day of the taxable year if the accrual period straddles your taxable year, or

  •
  the date the stated interest payment is received if such date is within five business days of the end of the accrual period.

        This election will apply to all debt obligations you hold from year to year and cannot be changed without the consent of the IRS. U.S. holders should consult their own tax advisor as to the advisability of making the above election.

        Upon receipt of a stated interest payment on the Notes (including, upon the sale of the Notes, the receipt of proceeds which include amounts attributable to accrued but unpaid interest previously included in income), a U.S. holder will recognize gain or loss in an amount equal to the difference, if any, between the United States dollar value of such payment (determined by translating the Singapore dollars received at the spot rate on the date such payment is received) and the United States dollar value of the stated interest income you previously included in income with respect to such payment.

        Sale or Other Disposition of Notes.    Upon the sale or other taxable disposition of a Note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other disposition, except to the extent such amount is attributable to accrued but unpaid stated interest (which will be treated as interest as described above), and the holder's tax basis in the Note. Your tax basis in your Note generally will be your United States dollar cost of the Note. If a U.S. holder purchased its Note with Singapore dollars, its cost generally will be the

United States dollar value of the Singapore dollars paid for such Note determined at the spot rate on the date of such purchase. If a U.S. holder's Note is sold, exchanged, redeemed, retired or otherwise disposed of in a taxable transaction for Singapore dollars, the amount realized generally will be the United States dollar value of the Singapore dollars received based on the spot rate in effect on the date of sale, exchange, redemption, retirement or other taxable disposition. If a U.S. holder is a cash method taxpayer and the Notes are traded on an established securities market, Singapore dollars paid or received will be translated into United States dollars at the spot rate on the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment with respect to the purchase and sale of Notes traded on an established securities market, provided that the election is applied consistently to all debt instruments from year to year. Such election cannot be changed without the consent of the IRS. If an accrual method taxpayer does not make this election, it will recognize foreign currency exchange gain or loss (taxable as ordinary gain or loss) upon the sale, exchange, retirement, redemption or other disposition of the Notes to the extent that the U.S. dollar value of the Singapore dollars received (based on the spot rate on the settlement date) differs from the U.S. dollar value of the amount realized.

        Subject to the foreign currency rules discussed below, gain or loss so recognized will be capital gain or loss and will be long-term capital gain or loss if your holding period in the Note exceeds one year. Long-term capital gains recognized by non-corporate holders generally will be subject to a lower tax rate than the rate applicable to ordinary income. The deductibility of capital losses is subject to limitations.

        A portion of a U.S. holder's gain or loss may be treated as exchange gain or loss with respect to the principal amount of the Notes. Exchange gain or loss will be treated as ordinary income or loss. For these purposes, the principal amount of the Note is a U.S. holder's purchase price for the Note calculated in Singapore dollars on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the United States dollar value of the principal amount determined on the date of the sale, exchange, redemption, retirement or other taxable disposition of the Note and (ii) the United States dollar value of the principal amount determined on the date the U.S. holder purchased the Note (or, in each case, on the settlement date of the disposition or purchase, if the Notes are traded on an established securities market and the U.S. holder is either a cash basis taxpayer, or an electing accrual basis taxpayer, as discussed above). The amount of exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of the Note. Any gain or loss realized in excess of the exchange gain or loss will be capital gain or loss. In addition, as described above under "— Interest", upon the sale, exchange, retirement, redemption or other taxable disposition of a Note, an accrual method U.S. holder may realize exchange gain or loss attributable to amounts received in respect of accrued interest previously included in income.

        Exchange Gain or Loss with Respect to Singapore Dollars.    A U.S. holder's tax basis in the Singapore dollars received as interest on the Notes will be the United States dollar value thereof at the spot rate in effect on the date the Singapore dollars are received. A U.S. holder's tax basis in Singapore dollars received on the sale, exchange, redemption, retirement or other taxable disposition of the Notes will be equal to the United States dollar value of the Singapore dollar, determined at the time of the sale, exchange, redemption, retirement or other taxable disposition. As discussed above, if the Notes are traded on an established securities market, a cash basis U.S. holder (or, upon election, an accrual basis U.S. holder) will determine the United States dollar value of the Singapore dollar by translating the Singapore dollars received at the spot rate of exchange on the settlement date of the sale, exchange, redemption, retirement or other taxable disposition. Accordingly, a U.S. holder's basis in the Singapore dollars received would be equal to the spot rate of exchange on the settlement date. Any gain or loss recognized by you on a sale, exchange, redemption, retirement or other taxable disposition of the Singapore dollars will be ordinary income or loss.

        Reportable Transactions.    Treasury Regulations meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury Regulations, certain transactions are required to be reported to the IRS including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of a foreign currency note, or foreign currency received in respect of a foreign currency note, to the extent that such sale, exchange, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. Holders considering the purchase of Notes should consult with their own tax advisor to determine the tax return obligations, if any, with respect to an investment in the Notes, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Non-United States Holders

        This section describes the material United States federal income and estate tax consequences to non-United States persons. For purposes of this discussion, a non-United States person is a beneficial owner of a Note that is neither a U.S. holder nor an entity or arrangement that is treated as a partnership for United States federal income tax purposes. Subject to the discussions of backup withholding and FATCA below:

            (i)  payments of principal and interest on a Note that is beneficially owned by a non-United States person will not be subject to the 30% United States federal withholding tax; provided, that in the case of interest, (x)(a) the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Ford Motor Company entitled to vote, (b) the beneficial owner is not a controlled foreign corporation that is related, directly or indirectly, to Ford Motor Company through stock ownership, and (c) either (I) the beneficial owner of the Note provides a properly completed IRS Form W-8BEN or W-8BEN-E to the person otherwise required to withhold United States federal income tax from such interest certifying, under penalties of perjury, that, among other things, it is not a United States person and provides its name and address or (II) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution"), and holds the Note on behalf of a non-United States person, certifies to the person otherwise required to withhold United States federal income tax from such interest, under penalties of perjury, that the certification described above in clause (I) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof; (y) the beneficial owner is entitled to the benefits of an income tax treaty under which the interest is exempt from United States federal withholding tax and the beneficial owner of the Note or such owner's agent provides a properly completed IRS Form W-8BEN or W-8BEN-E claiming the exemption; or (z) the beneficial owner conducts a trade or business in the United States to which the interest is effectively connected and the beneficial owner of the Note or such owner's agent provides a properly completed IRS Form W-8ECI; provided that in each such case, the relevant certification or IRS Form is delivered pursuant to applicable procedures and is properly transmitted to the person otherwise required to withhold United States federal income tax, and none of the persons receiving the relevant certification or IRS Form has actual knowledge that the certification or any statement on the IRS Form is false;

            (ii)  a non-United States person will not be subject to United States federal income or withholding tax on any gain realized on the sale, exchange or redemption of a Note unless the gain is effectively connected with the beneficial owner's trade or business in the United States or, in the case of an individual, the holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or redemption occurs and certain other conditions are met; and

           (iii)  a Note owned by an individual who at the time of death is not a citizen or resident of the United States will not be subject to United States federal estate tax as a result of such individual's death if the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Ford Motor Company entitled to vote and the income on the Note would not have been effectively connected with a U.S. trade or business of the individual.

        Interest on a Note that is effectively connected with the conduct of a trade or business in the United States by a holder of a Note who is a non-United States person (and, if an applicable tax treaty so requires, is attributable to a permanent establishment in the United States of such holder), although exempt from United States withholding tax (provided the non-United States person provides the appropriate certification), generally will be subject to United States income tax in the same manner as if such interest was earned by a U.S. holder. In addition, if such holder is a non-United States corporation, it may be subject to a branch profits tax at a rate of 30% (or such lower rate provided by an applicable income tax treaty) of its annual earnings and profits that are so effectively connected, subject to specific adjustments.

Backup Withholding and Information Reporting

        In general, information reporting requirements will apply to certain payments of principal and interest made on a Note and the proceeds of the sale of a Note within the United States to non-corporate U.S. holders of the Notes, and "backup withholding" generally will apply to such payments if the holder fails to provide an accurate taxpayer identification number (on an IRS Form W-9) in the manner required or to report all interest and dividends required to be shown on its United States federal income tax returns.

        Information reporting on IRS Form 1099 and backup withholding generally will not apply to payments made by Ford Credit or a paying agent to a non-United States person on a Note if a properly completed certification of foreign status on an appropriate IRS Form W-8 is provided to Ford Credit or its paying agent, as described above.

        Payments of the proceeds from the sale of a Note made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes, a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, a foreign partnership with specific connections to the United States, or a United States branch of a foreign bank or foreign insurance company, information reporting may apply to such payments. Payments of the proceeds from the sale of a Note to or through the United States office of a broker are subject to information reporting and backup withholding unless the holder or beneficial owner properly certifies that it is a non-United States person and that it satisfies certain other conditions or otherwise establishes an exemption from information reporting and backup withholding.

        Backup withholding is not a separate tax, but is allowed as a refund or credit against the holder's United States federal income tax, provided the necessary information is furnished to the IRS.

        Interest on a Note that is beneficially owned by a non-United States person will be reported annually on IRS Form 1042-S, which must be filed with the IRS and furnished to such beneficial owner. Copies of information returns may be provided to tax authorities in a beneficial owner's country of residence pursuant to a treaty or other agreement.

FATCA

        Withholding taxes may be imposed under the Foreign Account Tax Compliance Act ("FATCA") on certain types of payments made to certain foreign financial institutions and certain other non-U.S. entities.

        Specifically, a 30% withholding tax may be imposed on payments of interest on, and payments of gross proceeds from the sale or other disposition of, Notes made to a "foreign financial institution" or a "non-financial foreign entity" (in each case, as defined in the Code), regardless of whether such foreign institution or entity is a beneficial owner or an intermediary, unless (a)(1) in the case of a foreign financial institution, the foreign financial institution undertakes certain diligence and reporting obligations, (2) in the case of a non-financial foreign entity, the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner and satisfies certain other requirements or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules, and (b) the foreign financial institution or non-financial foreign entity provides proper documentation. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements described in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain "U.S. persons" or "U.S.-owned foreign entities" (in each case, as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Withholding under FATCA generally will apply to payments of interest on a Note regardless of when they are made. However, under the applicable Treasury Regulations and IRS guidance, withholding under FATCA generally will only apply to payments of gross proceeds from the sale or other disposition of a note on or after January 1, 2019.

        Prospective purchasers of Notes should consult their tax advisors regarding the consequences and application of the rules under FATCA.

SINGAPORE TAXATION

        The statements below are general in nature and are based on certain aspects of current tax laws in Singapore and administrative guidelines and circulars issued by the Monetary Authority of Singapore ("MAS") in force as at the date of this prospectus supplement and are subject to any changes in such laws, administrative guidelines or circulars, or the interpretation of those laws, guidelines or circulars, occurring after such date, which changes could be made on a retroactive basis. Neither these statements nor any other statements in this prospectus supplement are intended or are to be regarded as advice on the tax position of any holder of the Notes or of any person acquiring, selling or otherwise dealing with the Notes or on any tax implications arising from the acquisition, sale or other dealings in respect of the Notes. The statements made herein do not purport to be a comprehensive or exhaustive description of all the tax considerations that may be relevant to a decision to purchase, own or dispose of the Notes and do not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as dealers in securities or financial institutions in Singapore which have been granted the relevant Financial Sector

Incentive(s)) may be subject to special rules or tax rates. Prospective holders of the Notes are advised to consult their own tax advisers as to the Singapore or other tax consequences of the purchase, ownership or disposal of the Notes, including, in particular, the effect of any foreign, state or local tax laws to which they are subject. It is emphasised that none of Ford Credit, the Underwriters and any other persons involved in the issuance of the Notes accepts responsibility for any tax effects or liabilities resulting from the subscription for, purchase, holding or disposal of the Notes.

        Based on certain representations made to us by the Underwriters, that each of them is a Financial Sector Incentive (Capital Market) Company, Financial Sector Incentive (Standard Tier) Company or Financial Sector Incentive (Bond Market) Company (as defined in the Income Tax Act, Chapter 134 of Singapore) ("ITA") and they are the sole distributors for the issuance of the Notes, we believe that the Notes, when issued, will be qualifying debt securities ("QDS") for purposes of the ITA to which the following treatment should apply.

        Subject to certain prescribed conditions having been fulfilled (including the submission of a return on debt securities in respect of the Notes in the prescribed format to the MAS and such other relevant authorities as may be prescribed within such period as the relevant authorities may specify and such other particulars in connection with the Notes as the relevant authorities may require), interest, discount income (not including discount income from secondary trading), prepayment fee, redemption premium and break cost (collectively, the "Qualifying Income") from the Notes derived by any company or body of persons (as defined in the ITA) in Singapore is subject to a concessionary tax rate of 10% (with the exception of certain entities which have been granted the relevant Financial Sector Incentive(s) which may be taxed at different rates).

        However, notwithstanding the foregoing:

  (i)
  if during the primary launch of the Notes, the Notes are issued to less than four persons and 50% or more of the issue of the Notes is beneficially held or funded, directly or indirectly, by related parties of Ford Credit, the Notes would not qualify as QDS; and

  (ii)
  even though the Notes are QDS, if, at any time during the tenure of the Notes, 50% or more of the Notes which are outstanding at any time during the life of their issue is beneficially held or funded, directly or indirectly, by any related party(ies) of Ford Credit, Qualifying Income derived from the Notes held by (1) any related party of Ford Credit; or (2) any other person where the funds used by such person to acquire the Notes are obtained, directly or indirectly, from any related party of Ford Credit, shall not be eligible for the concessionary tax rate as described above.

        The term "related party", in relation to a person, means any other person who, directly or indirectly, controls that person, or is controlled, directly or indirectly, by that person, or where he and that other person, directly or indirectly, are under the control of a common person.

        The terms "prepayment fee", "redemption premium" and "break cost" are defined in the ITA as follows:

  "prepayment fee", in relation to debt securities and qualifying debt securities, means any fee payable by the issuer of the securities on the early redemption of the securities, the amount of which is determined by the terms of the issuance of the securities;

  "redemption premium", in relation to debt securities and qualifying debt securities, means any premium payable by the issuer of the securities on the redemption of the securities upon their maturity; and

  "break cost", in relation to debt securities and qualifying debt securities, means any fee payable by the issuer of the securities on the early redemption of the securities, the amount of which is determined by any loss or liability incurred by the holder of the securities in connection with such redemption.

        References to "prepayment fee", "redemption premium" and "break cost" in this Singapore tax disclosure have the same meaning as defined in the ITA.

        Where interest, discount income, prepayment fee, redemption premium or break cost (i.e. the Qualifying Income) is derived from the Notes by any person who is not resident in Singapore and who carries on any operations in Singapore through a permanent establishment in Singapore, the tax exemption available for qualifying debt securities (subject to certain conditions) under the ITA shall not apply if such person acquires such Notes using the funds and profits of such person's operations through a permanent establishment in Singapore. Any person whose interest, discount income, prepayment fee, redemption premium or break cost (i.e. the Qualifying Income) derived from the Notes is not exempt from tax (including for the reasons described above) shall include such income in a return of income made under the ITA.

Capital Gains

        Any gains considered to be in the nature of capital made from the sale of the Notes will not be taxable in Singapore. However, any gains derived by any person from the sale of the Notes which are gains from any trade, business, profession or vocation carried on by that person, if accruing in or derived from Singapore, may be taxable as such gains are considered revenue in nature.

        Holders of the Notes who apply or who are required to apply Singapore Financial Reporting Standard 39 — Financial Instruments: Recognition and Measurement ("FRS 39") for Singapore income tax purposes, may, be required to recognise gains or losses (not being gains or losses in the nature of capital) on the Notes, irrespective of disposal, in accordance with FRS 39. Please see the section below on "Adoption of FRS 39 Treatment for Singapore Income Tax Purposes".

Adoption of FRS 39 Treatment for Singapore Income Tax Purposes

        The Inland Revenue Authority of Singapore has issued a circular entitled "Income Tax Implications Arising from the Adoption of FRS 39 — Financial Instruments: Recognition and Measurement" (the "FRS 39 Circular"). The ITA has since been amended to give effect to the FRS 39 Circular.

        The FRS 39 Circular generally applies, subject to certain "opt-out" provisions, to taxpayers who are required to comply with FRS 39 for financial reporting purposes.

        Holders of the Notes who may be subject to the tax treatment under the FRS 39 Circular should consult their own accounting and tax advisers regarding the Singapore income tax consequences of their acquisition, holding or disposal of the Notes.

UNDERWRITING

        Ford Credit is selling the Notes to the several Underwriters named below under an Underwriting Agreement dated March     , 2016 and related Pricing Agreement dated March     , 2016. The Underwriters and the amount of Notes each has agreed to severally purchase from Ford Credit are as follows:

Underwriter	Principal Amount of the Notes
DBS Bank Ltd.	SGD$
Deutsche Bank AG, Singapore Branch

Total	SGD$

        Under the terms and conditions of the Underwriting Agreement and the related Pricing Agreement, if the Underwriters take any of the Notes, then they are obligated to take and pay for all of the Notes.

        The Underwriters have advised Ford Credit that they propose initially to offer the Notes directly to purchasers at the initial public offering price set forth on the cover page of this prospectus supplement, and may offer the Notes to certain securities dealers at such price less a concession not in excess of         % of the initial public offering price of the Notes. The Underwriters may allow, and such dealers may reallow, a concession not in excess of         % of the initial public offering price of the Notes to certain other dealers. After the Notes are released for sale to the public, the offering price and other selling terms with respect to the Notes may from time to time be varied by the Underwriters.

        One or more of the Underwriters may not be U.S.-registered broker-dealers. All sales of securities in the U.S., if any, will be made by or through U.S.-registered broker-dealers, which may include affiliates of one or more of the Underwriters.

        The Notes are a new issue of securities with no established trading market. Ford Credit has been advised by the Underwriters that they intend to make a market in the Notes, but they are not obligated to do so and may discontinue such market-making at any time without notice. We intend to apply to list the Notes on the NYSE. It is not possible to predict whether the application will be approved for listing or, if approved, whether the application will be approved prior to the settlement date. Settlement of the Notes is not conditional on obtaining the listing, and we are not required to maintain the listing. No assurance can be given as to the liquidity of the trading market for the Notes.

        In connection with the offering, the Underwriters in the United States may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the Underwriters may over-allot in connection with the offering, creating a short position with respect to the Notes. In addition, the Underwriters may bid for, and purchase, Notes in the open market to cover any short position or to stabilize the price of the Notes. Any of these activities may stabilize or maintain the market price of either series of the Notes above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

        It is expected that delivery of the Notes will be made against payment therefor on or about March     , 2016, which will be the sixth business day following the date of pricing of the Notes (such settlement cycle being referred to herein as "T+6"). Under Rule 15c6-1 pursuant to the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the following business day will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade those Notes on the date of pricing or the following business day should consult their own advisor.

        All secondary trading in the Notes will settle in immediately available funds.

        Ford Credit has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Ford Credit estimates that it will spend approximately $250,000 for printing, registration fees, rating agency and other expenses related to the offering of the Notes. The Underwriters have agreed to reimburse Ford Credit for certain expenses.

        In the ordinary course of their respective businesses, certain of the Underwriters and their respective affiliates have engaged, and may in the future engage, in commercial banking, general financing and/or investment banking transactions with Ford Credit, Ford and certain of their affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of Ford Credit or Ford. Certain of the Underwriters or their affiliates that have a lending relationship with Ford Credit, Ford and certain of their affiliates routinely hedge their credit exposure to Ford Credit, Ford and certain of their affiliates consistent with their customary risk management policies. Typically, such Underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

No Public Offering Outside the United States

        No action has been or will be taken in any jurisdiction outside of the United States of America that would permit a public offering of the Notes, or the possession, circulation or distribution of this prospectus supplement or any material relating to Ford Credit, in any jurisdiction where action for that purpose is required. Accordingly, the Notes included in this offering may not be offered, sold or exchanged, directly or indirectly, and neither this prospectus supplement or any other offering material or advertisements in connection with this offering may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

European Economic Area

        In relation to each Member State of the European Economic Area, each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive was implemented in that Member State (the "Relevant Implementation Date") it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Notes to the public in that Member State:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Underwriters; or

        (c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require the Issuer or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        In this section, the expression an offer of Notes to the public in relation to any Notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression Prospectus Directive means Directive 2003/71/EC (as amended), and includes any relevant implementing measure in the Member State concerned.

        This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Notes.

United Kingdom

        This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

        Each Underwriter has warranted and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Australia

  The Underwriters have acknowledged that:

        (a)   no prospectus or other "disclosure document" (each as defined in the Corporations Act (2001)(Cth) (the "Corporations Act")) in relation to the Notes has been or will be lodged with Australian Securities & Investments Commission (the "ASIC") or any other government agency or authority; and

        (b)   no action has been taken, or will be taken, by it in any jurisdiction which would permit a public offering of the Notes, or possession or distribution of the Information Memorandum or any other offering material in relation to Notes, in any jurisdiction where action for that in connection with the primary distribution of the Notes.

        Each Underwriter has represented and agreed that it:

          (i)  has not made or invited, and will not make or invite, an offer of the Notes for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and

          (ii)  has not distributed or published, and will not distribute or publish, any Prospectus, Prospectus Supplement or other offering material or advertisement relating to any Notes in Australia, unless:

        (A)   the offer or invitation falls within the exemption for offers to sophisticated investors set out in section 708(8) of the Corporations Act or the offer or invitation does not otherwise require disclosure to investors under Part 6D.2 or Chapter 7 of the Corporations Act;

        (B)   such action does not require any document to be lodged with ASIC or ASX Limited;

        (C)  the offer or invitation is not made to a person who is a 'retail client' as defined for the purposes of section 761G of the Corporations Act; and

        (D)  the offer or invitation and all conduct in connection with it complies with all applicable laws and directives.

New Zealand

        Notes may not be offered in contravention of the Financial Markets Conduct Act 2013 of New Zealand (or any statutory modification or re-enactment of, or statutory substitution for, that Act) (NZ FMCA).

        The Issuer does not intend that Notes be offered for issue or sale in circumstances requiring disclosure under Part 3 of the NZ FMCA.

        Accordingly, no disclosure document has been or will be lodged or provided under the NZ FMCA.

        Each Underwriter has represented and agreed that:

        (a)   it has not offered or sold, and will not offer or sell, directly or indirectly, any Notes; and

        (b)   it has not distributed and will not distribute, directly or indirectly, any offering materials or advertisement (as defined in the NZ FMCA, as applicable) in relation to any offer of Notes, in each case in New Zealand, other than:

            (i)  to a person who is an investment business within the meaning of clause 37 of Schedule 1 of the NZ FMCA; or

            (ii)  to a person who is large within the meaning of clause 39 of Schedule 1 of the NZ FMCA; or

           (iii)  to a person who is a government agency within the meaning of clause 40 of Schedule 1 of the NZ FMCA; or

           (iv)  in other circumstances where there is no contravention of the NZ FMCA, provided that Notes may not be offered or transferred to any "eligible investors" (as defined in the NZ FMCA) or any person in reliance on such person satisfying the investment activity criteria specified in clause 38 of Schedule 1 to the NZ FMCA.

Hong Kong

        The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

        The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended, the FIEL) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan or having its main office in Japan, or a branch, agency or other office in Japan of a non-resident, irrespective of whether it is legally authorized to represent its principal), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except for persons who are "qualified institutional investors" as defined in the Cabinet Ordinance Concerning Definitions under Article 2 of the Financial Instruments and Exchange Law of Japan (Ordinance No. 14 of 1993 of the Ministry of Finance of Japan, as amended) or otherwise in compliance with the FIEL and other applicable laws, regulations and governmental guidelines in Japan.

Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

        (a)    a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

        (b)    a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individuals who is an accredited investor,

        Securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (however described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) when the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Republic of Korea

        Each Underwriter has represented and agreed that the Notes have not been and will not be offered, delivered or sold directly or indirectly in Korea or to any resident of Korea except as otherwise permitted under applicable Korean laws and regulations. Each Underwriter has undertaken to ensure that any securities dealer to which it sells the Notes confirms that it is purchasing such Notes as principal and agrees with such Underwriter that it will comply with the restrictions described above.

China

        Each Underwriter has represented, warranted and undertaken that, other than to qualified domestic institutional investors, the Notes are not being offered or sold and may not be offered or sold, directly or indirectly, in China (for such purposes, not including Hong Kong and Macau Special Administrative Regions of China or Taiwan), except as permitted by the securities laws of China.

Taiwan

        Each Underwriter has represented and warranted that the offer of the Notes has not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and the Notes may not be sold, issued or offered within Taiwan through a public offering or in a circumstance which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan requiring registration or approval of the Financial Supervisory Commission of Taiwan. Each Underwriter has represented and warranted that no person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

LEGAL OPINIONS

        The legality of the Notes offered by Ford Credit hereby will be passed on for Ford Credit by Corey M. MacGillivray, Managing Counsel and Assistant Secretary of Ford, or other counsel satisfactory to the Underwriters. The Underwriters are being represented by Shearman & Sterling LLP, New York, New York. Mr. MacGillivray is a full-time employee of Ford, and owns shares of common stock of Ford. Shearman & Sterling LLP has in the past provided, and may continue to provide, legal services to Ford and its subsidiaries.

 EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Ford Motor Credit Company LLC

Senior Debt Securities,
Subordinated Debt Securities and Warrants

        This prospectus is part of a registration statement that Ford Credit filed with the SEC. Under this registration, Ford Credit may, from time to time, sell the following types of securities described in this prospectus in one or more offerings:

  •
  our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes, debentures or other unsecured evidences of indebtedness;

  •
  warrants to purchase debt securities; or

  •
  any combination of these securities.

        This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering. The prospectus supplement or term sheet may also add, update or change information contained in this prospectus.

        Investments in the securities involve certain risks. See "Risk Factors" beginning on page 1 of this prospectus.

        You should read both this prospectus and any prospectus supplement or term sheet together with additional information described under the heading "Where You Can Find More Information".

        Our principal executive offices are located at:

Ford Motor Credit Company LLC
One American Road
Dearborn, Michigan 48126
313-322-3000

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 16, 2015.

        You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information.

        The securities are not being offered in any jurisdiction where the offer is not permitted.

        You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the documents.

RISK FACTORS

        Your investment in the securities involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider whether an investment in the securities is suitable for you. The securities are not an appropriate investment for you if you do not understand the terms of the securities or financial matters generally. In addition, certain factors that may adversely affect the business of Ford Motor Credit Company LLC, referred to hereafter as Ford Credit, and Ford Motor Company, referred to hereafter as Ford, are discussed in Ford Credit's periodic reports referred to in "Where You Can Find More Information," below. For example, Ford Credit's Annual Report on Form 10-K for the year ended December 31, 2014 contains a discussion of significant risks that could be relevant to an investment in the securities. You should not purchase the securities described in this prospectus unless you understand and know you can bear all of the investment risks involved.

WHERE YOU CAN FIND MORE INFORMATION

        You can learn more about the financial results and credit ratings of Ford Credit by reading the annual, quarterly and current reports and other information Ford Credit files with the Securities and Exchange Commission, referred to hereafter as the SEC. You may read and copy any document Ford Credit files at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Ford Credit's SEC filings also are available to you at the SEC's web site at http://www.sec.gov.

        The SEC allows Ford Credit to incorporate by reference into this prospectus the information it files with the SEC, which means that Ford Credit can disclose important information to you by referring you to those documents, which are considered part of this prospectus. Information that Ford Credit files later with the SEC will automatically update and supersede the previously filed information. Ford Credit incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the offering of all the Securities has been completed.

  •
  Annual Report of Ford Credit on Form 10-K for the year ended December 31, 2014, which is referred to hereafter as the 2014 10-K Report.

  •
  Current Reports of Ford Credit on Form 8-K filed in 2015 on January 5, January 9, January 29, February 3, and March 3.

        These reports include information about Ford as well as information about Ford Credit.

        You may request copies of these filings at no cost, by writing or telephoning Ford Credit's principal executive offices at the following address:

Ford Motor Credit Company LLC
One American Road
Dearborn, MI 48126
Attn: Corporate Secretary
1-800-426-2888

INFORMATION CONCERNING FORD CREDIT

        Ford Credit was incorporated in Delaware in 1959, was converted to a Delaware limited liability company on May 1, 2007 and is an indirect, wholly owned subsidiary of Ford. As used herein "Ford Credit" refers to Ford Motor Credit Company LLC and its subsidiaries unless the context otherwise requires.

        Products and Services.    Ford Credit offers a wide variety of automotive financing products to and through automotive dealers throughout the world. The predominant share of our business consists of financing Ford and Lincoln vehicles and supporting the dealers of those brands. We earn our revenue primarily from:

  •
  Payments made under retail installment sale and lease contracts that we originate and purchase;

  •
  Interest rate supplements and other support payments from Ford and affiliated companies; and

  •
  Payments made under dealer financing programs.

        As a result of our financing activities, we have a large portfolio of finance receivables and operating leases which we classify into two segments: "consumer" and "non-consumer".

        Finance receivables and operating leases in the consumer segment include products offered to individuals and businesses that finance the acquisition of Ford and Lincoln vehicles from dealers for personal and commercial use. Retail financing includes retail installment sale contracts for new and used vehicles and direct financing leases for new vehicles to retail customers, government entities, daily rental companies, and fleet customers.

        Finance receivables in the non-consumer segment include products offered to automotive dealers, and receivables purchased from Ford and its affiliates. Ford Credit makes wholesale loans to dealers to finance the purchase of vehicle inventory (floorplan financing), as well as loans to dealers to finance working capital and improvements to dealership facilities, finance the purchase of dealership real estate, and finance other dealer vehicle programs. We also purchase receivables from Ford and its affiliates, primarily related to the sale of parts and accessories to dealers, receivables from Ford-related loans, and certain used vehicles from daily rental fleet companies.

        We also service the finance receivables and leases we originate and purchase, make loans to Ford affiliates, and provide insurance services related to our financing programs.

        Geographic Scope of Operations and Segment Information.    We conduct our financing operations directly and indirectly through our subsidiaries and affiliates. We offer substantially similar products and services throughout many different regions, subject to local legal restrictions and market conditions. We divide our business segments based on geographic regions: a North America segment and an International segment. The North America segment includes our operations in the United States and Canada. The International segment includes our operations in all other countries in which we do business directly and indirectly.

North America Segment

        Our United States operations accounted for 71% of our total managed receivables at year-end 2014 and 2013, and our Canadian operations accounted for 10% at year-end 2014 and 2013. Managed receivables equals total net finance receivables and net investment in operating leases, excluding unearned interest supplements and residual support, allowance for credit losses, and other (primarily accumulated supplemental depreciation).

        In the United States and Canada, under the Ford Credit and Lincoln Automotive Financial Services brand names, we provide financing services to and through dealers of Ford and Lincoln vehicles.

International Segment

        Our International segment includes operations in three main regions: Europe, Asia Pacific, and Latin America. Our Europe region is our largest international operation, accounting for approximately 15% and 16% of our total managed receivables at year-end 2014 and 2013, respectively. Within the International segment our Europe region accounted for 78% and 81% of our managed receivables at year-end 2014 and 2013, respectively. Our European operations are managed through a United Kingdom-based subsidiary, FCE Bank plc, referred to hereafter as FCE. FCE operates in the United Kingdom and has branches in 10 other European countries. FCE also has operating subsidiaries in Switzerland, Poland, the Czech Republic, and Hungary that provide a variety of retail, dealer, and operating lease financing. The United Kingdom and Germany are our largest markets in Europe, representing approximately 67% of FCE's finance receivables and operating leases. Approximately 18% of FCE's finance and lease receivables are from customers and dealers in Italy, France and Spain. FCE, through its Worldwide Trade Financing division, provides financing to distributors/importers in countries where typically there is no established local Ford presence. The Worldwide Trade Financing division currently provides financing in about 60 countries. In the Asia Pacific region, we operate in China, and we plan to commence operations in India in 2015. In the Latin America region, we operate in Mexico, Brazil, and Argentina. Our operations include joint ventures with local financial institutions and other third parties in various locations around the world. In addition, other private label operations and alternative business arrangements exist in some markets.

        The mailing address of Ford Credit's executive offices is One American Road, Dearborn, Michigan 48126, United States of America. The telephone number of such offices is (313) 322-3000.

RATIO OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges for the years 2010-2014 for Ford Credit are included as an exhibit to Ford Credit's 2014 10-K Report and are incorporated in this prospectus by reference. The ratio of earnings to fixed charges for the years 2010-2014 for Ford are included as an exhibit to Ford's Annual Report on Form 10-K for the year ended December 31, 2014 and are incorporated in this prospectus by reference.

USE OF PROCEEDS

        Except as otherwise provided in a prospectus supplement, the net proceeds from the sale of the securities will be added to the general funds of Ford Credit and will be available for the purchase of receivables, for loans and for use in connection with the retirement of debt.

        Ford Credit expects to issue additional long-term and short-term debt from time to time. The nature and amount of Ford Credit's long-term and short-term debt and the proportionate amount of each can be expected to vary from time to time, as a result of business requirements, market conditions and other factors.

 PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC. Under this registration process, we may sell any combination of the following securities in one or more offerings:

  •
  unsecured debt securities ("debt securities"), which may be either senior (the "senior securities") or subordinated (the "subordinated securities"); or

  •
  warrants to purchase debt securities ("debt warrants").

        The terms of the securities will be determined at the time of offering.

        We will refer to the debt securities and debt warrants, or any combination of those securities, proposed to be sold under this prospectus and the applicable prospectus supplement or term sheet as the "offered securities." The offered securities, together with any debt securities, issuable upon exercise of debt warrants or conversion or exchange of other offered securities, as applicable, will be referred to as the "securities."

        Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended (the "Act"), we may add to and offer additional securities, including those to be sold by security holders, by filing a prospectus supplement or term sheet with the SEC at the time of the offer.

PROSPECTUS SUPPLEMENT OR TERM SHEET

        This prospectus provides you with a general description of the debt securities and debt warrants we may offer. Each time we sell securities, we will provide a prospectus supplement or term sheet which may be in the form attached hereto as Exhibit A that will contain specific information about the terms of that offering. The prospectus supplement or term sheet may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement or term sheet. You should read both this prospectus and any prospectus supplement or term sheet together with the additional information described above under the heading "Where You Can Find More Information."

        The prospectus supplement or term sheet to be provided with this prospectus will describe the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of these securities.

        For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement.

DESCRIPTION OF DEBT SECURITIES

        We will issue debt securities in one or more series under an Indenture, dated as of March 16, 2015, between us and The Bank of New York Mellon, as Trustee (the "Trustee"). The Indenture may be supplemented from time to time.

        The Indenture is a contract between us and The Bank of New York Mellon acting as Trustee. The Trustee has two main roles. First, the Trustee can enforce your rights against us if an "Event of Default" described below occurs. Second, the Trustee performs certain administrative duties for us.

        The Indenture is summarized below. Because this discussion is a summary, it does not contain all of the information that may be important to you. We filed the Indenture as an exhibit to the registration statement, and we suggest that you read those parts of the Indenture that are important to you. You especially need to read the Indenture to get a complete understanding of your rights and our obligations under the covenants described below under "Limitation on Liens" and "Merger and Consolidation." Throughout the summary we have included parenthetical references to the Indenture so that you can easily locate the provisions being discussed.

        The specific terms of each series of debt securities will be described in the particular prospectus supplement or term sheet relating to that series. The prospectus supplement or term sheet may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement or term sheet relating to that particular series.

General

        The Indenture does not limit the amount of debt securities that may be issued under it. Therefore, additional debt securities may be issued under the Indenture.

        The prospectus supplement or term sheet that will accompany this prospectus will describe the particular series of debt securities being offered by including:

  •
  the designation or title of the series of debt securities;

  •
  the total principal amount of the series of debt securities;

  •
  the percentage of the principal amount at which the series of debt securities will be offered;

  •
  the date or dates on which principal will be payable;

  •
  the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

  •
  the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

  •
  the terms for redemption, extension or early repayment, if any;

  •
  the currencies in which the series of debt securities are issued and payable;

  •
  the provision for any sinking fund;

  •
  any additional restrictive covenants;

  •
  any additional Events of Default;

  •
  whether the series of debt securities are issuable in certificated form;

  •
  any special tax implications, including provisions for original issue discount;

  •
  any provisions for convertibility or exchangeability of the debt securities into or for any other securities, including into or for any securities of a third party;

  •
  whether the debt securities are subject to subordination and the terms of such subordination; and

  •
  any other terms.

        The debt securities will be unsecured obligations of Ford Credit. Senior debt securities will rank equally with Ford Credit's other unsecured and unsubordinated indebtedness (parent company only). Subordinated debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of our unsecured and unsubordinated indebtedness. See "— Subordination" below.

        Unless the prospectus supplement or term sheet states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.

        Unless otherwise specified in the applicable prospectus supplement or term sheet, the debt securities will be denominated in U.S. dollars and all payments on the debt securities will be made in U.S. dollars.

        Payment of the purchase price of the debt securities must be made in immediately available funds.

        As used in this prospectus, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to foreign currency Notes, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the specified currency (or, if the specified currency is the euro, the day is also a day on which the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET) System is open); and provided further that, with respect to Notes as to which LIBOR is an applicable interest rate basis, the day is also a London Business Day.

        "London Business Day" means a day on which commercial banks are open for business (including dealings in the designated LIBOR Currency) in London.

        "Principal Financial Center" means (i) the capital city of the country issuing the specified currency or (ii) the capital city of the country to which the designated LIBOR Currency relates, as applicable, except that the term "Principal Financial Center" means the following cities in the case of the following currencies:

Currency	Principal Financial Center
U.S. dollars	The City of New York
Australian dollars	Sydney
Canadian dollars	Toronto
New Zealand dollars	Auckland
South African rand	Johannesburg
Swiss francs	Zurich

        In the event that the LIBOR Currency is the euro, the Principal Financial Center will be London.

        Unless otherwise specified in the applicable prospectus supplement or term sheet, the authorized denominations of debt securities denominated in U.S. dollars will be integral multiples of $1,000. The authorized denominations of foreign currency debt securities will be set forth in the applicable prospectus supplement or term sheet.

        The Indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

Interest

        Interest-bearing debt securities will bear interest from their respective dates of issue at a fixed rate ("Fixed Rate Notes") or a floating rate ("Floating Rate Notes," and Fixed Rate Notes and Floating Rate Notes are collectively referred to hereafter as "Notes."). The applicable prospectus supplement will specify the interest rate applicable to each interest-bearing Note and the frequency with which interest is payable. Unless otherwise specified in the prospectus supplement or term sheet relating to interest-bearing Notes, the following applicable terms will apply.

        Interest, if any, on the Notes will be payable in arrears on each Interest Payment Date to the persons in whose names the Notes are registered at the close of business on the 15th day preceding each such Interest Payment Date.

        The "Interest Payment Dates" for interest-bearing Notes with the stated payment frequencies will be as follows:

Interest Payment Frequency	Interest Payment Dates
Monthly	Twentieth day of each calendar month, beginning in the first calendar month following the month in which the Note was issued.
Quarterly	Twentieth day of every third month, beginning in the third calendar month following the month in which the Note was issued.
Semiannual	Twentieth day of every sixth month, beginning in the sixth calendar month following the month in which the Note was issued.
Annual	Twentieth day of every twelfth month, beginning in the twelfth calendar month following the month in which the Note was issued.

        Interest rates on the Notes may differ depending upon, among other factors, the aggregate principal amount of Notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. We may change interest rates or formulas and other terms of Notes from time to time, but no change of terms will affect any Note previously issued or as to which we have accepted an offer to purchase.

        Each interest payment on a Note will include interest accrued from, and including, the issue date or the last Interest Payment Date, as the case may be, to, but excluding, the following Interest Payment Date or the Maturity Date, as the case may be (each such time period an "Interest Period").

Fixed Rate Notes

        Each Fixed Rate Note will bear interest at a fixed interest rate per annum. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. If the Maturity Date or an Interest Payment Date for any Fixed Rate Note is not a Business Day, then the principal and interest for that Note will be paid on the next Business Day, and no interest will accrue from and after the Maturity Date or on such Interest Payment Date.

Floating Rate Notes

        Each Floating Rate Note will have an interest rate basis or formula. Ford Credit may base that formula on:

  •
  the Commercial Paper Rate;

  •
  LIBOR;

  •
  the Federal Funds Rate;

  •
  the Prime Rate;

  •
  the Treasury Rate; or

  •
  another interest rate basis or formula.

        The prospectus supplement or term sheet also will indicate any Spread which will be added to or subtracted from (or which will be applied as a multiplier) the interest rate formula to determine the interest rate. A Floating Rate Note may have either of the following: a ceiling on the rate at which interest may accrue during any Interest Period (a "Maximum Interest Rate"), and a floor on the rate at which interest may accrue during any Interest Period, which floor may not be less than zero. In addition to any Maximum Interest Rate limitation, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law for general application.

        Ford Credit will appoint a calculation agent to calculate interest rates on the Floating Rate Notes. Unless a different party is identified in the prospectus supplement or term sheet, The Bank of New York Mellon will be the calculation agent. In most cases, a Floating Rate Note will have a specified "Interest Reset Date," "Interest Determination Date" and "Calculation Date" associated with it. An Interest Reset Date is the date on which the interest rate on a Floating Rate Note changes. An Interest Determination Date is the date as of which the new interest rate is determined, based on the applicable interest rate basis or formula. The Calculation Date is the date by which the calculation agent will determine the new interest rate for a particular Interest Reset Date.

        Change of Interest Rate.    Ford Credit may reset the interest rate on each Floating Rate Note daily, weekly, monthly, quarterly, semi-annually, annually or on some other basis specified in the applicable prospectus supplement or term sheet.

        The related prospectus supplement or term sheet will describe the initial interest rate and/or interest rate formula for each Note. That rate is effective until the following Interest Reset Date. Thereafter, the interest rate will be the rate determined as of each Interest Determination Date. Each time a new interest rate is determined, it becomes effective on the next Interest Reset Date. If any Interest Reset Date is not a Business Day, then the Interest Reset Date is postponed to the next Business Day, except, in the case of a LIBOR Note, if the next Business Day is in the next calendar month, the Interest Reset Date is the immediately preceding Business Day.

        Date Interest Rate is Determined.    The Interest Determination Date for Floating Rate Notes will be specified in the applicable prospectus supplement or term sheet.

Index Maturity

        The prospectus supplement or term sheet for each Floating Rate Note will typically specify an "Index Maturity" for such Notes, which is the period to maturity of the instrument or obligation on which the floating interest rate formula is based (e.g., "Three Month LIBOR").

        Calculation Date.    The "Calculation Date," if applicable, relating to an Interest Determination Date will be the earlier of (1) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next following Business Day, or (2) the Business Day immediately preceding the relevant Interest Payment Date or the Maturity Date, as the case may be.

        Upon the request of the beneficial holder of any Floating Rate Note, Ford Credit will provide, or cause the calculation agent to provide, the interest rate then in effect for such Floating Rate Note and, if available, the interest rate that will become effective on the next Interest Reset Date for such Floating Rate Note.

        Payment of Interest.    Payments of interest on Floating Rate Notes will be paid on the Interest Payment Dates and on the day of maturity, redemption or repurchase.

        Each interest payment on a Floating Rate Note will include interest accrued from, and including, the issue date or the last Interest Payment Date, as the case may be, to, but excluding, the following Interest Payment Date or the Maturity Date, as the case may be.

        Ford Credit will pay installments of interest on Floating Rate Notes beginning on the first Interest Payment Date after its issue date to holders of record on the corresponding Regular Record Date. The Regular Record Date for a Floating Rate Note will be on the 15th day (whether or not a Business Day) preceding the Interest Payment Date. If an Interest Payment Date for any Floating Rate Note (but not the Maturity Date) is not a Business Day, the Interest Payment Date will be postponed to the next Business Day, except that in the case of LIBOR Notes, if the next Business Day is in the next calendar month, the Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of any Floating Rate Note is not a Business Day, principal, premium, if any, and interest for that Note will be paid on the next Business Day, and no interest will accrue from and after the Maturity Date.

        Ford Credit will calculate accrued interest on a Floating Rate Note by multiplying the principal amount of a Note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each day will be computed by dividing the interest rate in effect on that day by (1) the actual number of days in the year, in the case of Treasury Rate Notes or CMT Rate Notes, or (2) 360, in the case of other Floating Rate Notes. The interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more interest rate bases will be calculated in each period in the same manner as if only one of the applicable interest rate bases applied. All percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655). Dollar amounts used in the calculation are rounded to the nearest cent (with one-half cent being rounded upward).

        Calculation of Interest.    The interest rate basis for different types of Floating Rate Notes will be determined as follows.

        Commercial Paper Rate Notes.    The "Commercial Paper Rate" for any Interest Determination Date is the Money Market Yield of the rate for that date for commercial paper having the Index Maturity described in the related prospectus supplement or term sheet, as published in H.15(519) prior to 3:00 p.m. New York City time on the Calculation Date for such Interest Determination Date under the heading "Commercial Paper — Nonfinancial".

        The calculation agent will observe the following procedures if the Commercial Paper Rate cannot be determined as described above:

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  If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the Commercial Paper Rate will be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity described in the prospectus supplement or term sheet, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Commercial Paper — Nonfinancial."

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  If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source used for the purpose of displaying such rate by 3:00 p.m. New York City time on the Calculation Date, then the calculation agent will determine the Commercial Paper Rate to be the Money Market Yield of the average of the offered rates of three leading dealers of US dollar commercial paper in New York City as of 11:00 A.M., New York City time, on that Interest Determination Date for commercial paper having the Index Maturity described in the prospectus supplement or term sheet placed for an industrial issuer whose bond rating is "Aa", or the equivalent, from a nationally recognized securities rating organization. The calculation agent will select the three dealers referred to above.

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  If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Commercial Paper Rate will remain the Commercial Paper Rate then in effect on that Interest Determination Date.

        "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D × 360 360–(D × M)	× 100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the reset period for which interest is being calculated.

        LIBOR Notes.    The "LIBOR" for any Interest Determination Date is the rate for deposits in the LIBOR Currency having the Index Maturity specified in such pricing supplement or term sheet as such rate is displayed on Reuters on page LIBOR01 (or any other page as may replace such page on such service or any successor service nominated by ICE Benchmark Administration Ltd. for the purpose of displaying the London interbank rates of major banks for the designated LIBOR Currency) ("Reuters Page LIBOR01") as of 11:00 a.m., London time, on such LIBOR Interest Determination Date.

        The following procedure will be followed if LIBOR cannot be determined as described above:

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  The calculation agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent to provide the calculation agent with its offered quotation for deposits in the designated LIBOR Currency for the period of the Index Maturity specified in the applicable pricing supplement or term sheet, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the calculation agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the calculation agent of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center (as described above), on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the agents) in such Principal Financial Center selected by the calculation agent for loans in the designated LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable pricing supplement or term sheet and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the calculation agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

        "LIBOR Currency" means the currency specified in the applicable prospectus supplement or term sheet as to which LIBOR shall be calculated or, if no such currency is specified in the applicable prospectus supplement or term sheet, U.S. dollars.

        EURIBOR Notes.    The "EURIBOR" for any Interest Determination Date is the offered rate for deposits in euro having the Index Maturity specified in the applicable pricing supplement or term sheet, beginning on the second TARGET Business Day after such EURIBOR Interest Determination Date, as that rate appears on Reuters Page EURIBOR 01 as of 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date.

        The following procedure will be followed if EURIBOR cannot be determined as described above:

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  EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the calculation agent: euro deposits having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in a representative amount. The calculation agent will request that the principal euro-zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the quotations.

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  If fewer than two quotations are provided as described above, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 a.m., Brussels time on that Interest Determination Date, by three major banks in the euro-zone selected by the calculation agent: loans of euro having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in an amount that is representative of a single transaction in euro in that market at the time.

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  If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

        Federal Funds Rate Notes.    The "Federal Funds Rate" will be calculated by reference to either the "Federal Funds (Effective) Rate", the "Federal Funds Open Rate" or the "Federal Funds Target Rate", as specified in the applicable pricing supplement or term sheet. The Federal Funds Rate is the rate determined by the calculation agent, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), in accordance with the following provisions:

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  If Federal Funds (Effective) Rate is the specified Federal Funds Rate in the applicable pricing supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate with respect to such date for United States dollar federal funds as published in H.15(519) opposite the caption "Federal funds (effective)," as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page as may replace such page on such service) ("Reuters Page FEDFUNDS1") under the heading "EFFECT," or, if such rate is not so published by 3:00 p.m., New York City time, on the calculation date, the rate with respect to such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Federal funds (effective)."

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  The following procedure will be followed if "Federal Funds (Effective) Rate" is the specified Federal Funds Rate in the applicable pricing supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the calculation agent, prior to 9:00 a.m., New York City time, on the Business Day following such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

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  If Federal Funds Open Rate is the specified Federal Funds Rate in the applicable pricing supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date under the heading "Federal Funds" for the relevant Index Maturity and opposite the caption "Open" as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) ("Reuters Page 5"), or, if such rate does not appear on Reuters Page 5 by 3:00 p.m., New York City time, on the calculation date, the Federal Funds Rate for the Federal Funds Rate Interest Determination Date will be the rate for that day displayed on FFPREBON Index page on Bloomberg L.P. ("Bloomberg"), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg.

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  The following procedure will be followed if "Federal Funds Open Rate" is the specified Federal Funds Rate in the applicable pricing supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City selected by the calculation agent prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

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  If Federal Funds Target Rate is the specified Federal Funds Rate in the applicable pricing supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 p.m., New York City time, on the calculation date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) ("Reuters Page USFFTARGET=").

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  The following procedure will be followed if "Federal Funds Target Rate" is the specified Federal Funds Rate in the applicable pricing supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City selected by the calculation agent prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date.

        Prime Rate Notes.    The "Prime Rate" for any Interest Determination Date is the prime rate or base lending rate for that date, as published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date for that Interest Determination Date under the heading "Bank Prime Loan" or, if not yet published on the Calculation Date, the rate for such Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Bank Prime Loan."

        The calculation agent will follow the following procedures if the Prime Rate cannot be determined as described above:

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  If the rate is not published in H.15(519) H.15 Daily Update or another recognized electronic source used for the purpose of displaying such rate by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters screen designated as "US Prime 1" as that bank's prime rate or base lending rate as in effect as of 11:00 a.m., New York City time, for that Interest Determination Date.

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  If at least one rate but fewer than four rates appear on the Reuters screen US Prime 1 on the Interest Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted (on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the Interest Determination Date by three major money center banks in the City of New York selected by the calculation agent.

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  If the banks selected by the calculation agent are not quoting as mentioned above, the Prime Rate will remain the Prime Rate then in effect on the Interest Determination Date.

        "Reuters Screen US PRIME 1" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

        Treasury Rate Notes.    The "Treasury Rate" for any Interest Determination Date is the rate for that date set at the auction of direct obligations of the United States ("Treasury bills") having the Index Maturity described in the related prospectus supplement or term sheet under the caption "INVESTMENT RATE" on the display on Reuters on page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) by 3:00 p.m., New York City time, on the Calculation Date for that Interest Determination Date.

        The calculation agent will follow the following procedures if the Treasury Rate cannot be determined as described above:

  •
  If the rate is not so published on the Calculation Date, the Treasury Rate will be the Bond Equivalent Yield of the auction rate of such Treasury bills as published in H.15 Daily Update, or such recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High."

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  If the rate is not published by 3:00 p.m. New York City time on the Calculation Date and cannot be determined as described in the immediately preceding paragraph, the Treasury Rate will be the Bond Equivalent Yield of the auction rate of such Treasury bills as otherwise announced by the United States Department of Treasury.

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  If the results of the most recent auction of Treasury bills having the Index Maturity described in the prospectus supplement or term sheet are not yet published or announced as described above by 3:00 p.m., New York City time, on the Calculation Date, or if no auction is held on the Interest Determination Date, then the Treasury Rate will be the Bond Equivalent Yield on such Interest Determination Date of Treasury bills having the Index Maturity specified in the applicable prospectus supplement or term sheet as published in H.15(519) prior to 3:00 p.m. New York City time under the caption "U.S. Government securities/Treasury bills/Secondary market" or, if not published by 3:00 p.m., New York City time, on the Calculation Date, the rate on such Interest Determination Date of such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government securities/Treasury bills/Secondary market."

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  If such rate is not published in H.15(519) H.15 Daily Update or another recognized electronic source used for the purpose of displaying such rate by 3:00 p.m., New York City time, on the related Calculation Date, then the calculation agent will determine the Treasury Rate to be the Bond Equivalent Yield of the average of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the Interest Determination Date of three leading primary U.S. government securities dealers for the issue of Treasury bills with a remaining maturity closest to the Index Maturity described in the related prospectus supplement or terms sheet. The calculation agent will select the three dealers referred to above.

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  If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Treasury Rate will remain the Treasury Rate then in effect on that Interest Determination Date.

        "Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D × N 360–(D × M)	× 100

where "D" refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Period.

Indexed Notes

        We may issue debt securities for which the amount of interest or principal that you will receive will not be known on your date of purchase. Interest or principal payments for these types of debt securities, which we call "Indexed Notes," are determined by reference to securities, financial or non-financial indices, currencies, commodities, interest rates, or a composite or baskets of any or all of the above. Examples of indexed items that may be used include a published stock index, the common stock price of a publicly traded company, the value of the U.S. dollar versus the Japanese yen, or the price of a barrel of West Texas intermediate crude oil.

        If you purchase an Indexed Note, you may receive a principal amount at maturity that is greater than or less than the Note's face amount, and an interest rate that is greater than or less than the interest rate that you would have earned if you had instead purchased a conventional debt security issued by us at the same time with the same maturity. The amount of interest and principal that you will receive will depend on the structure of the Indexed Note and the level of the specified indexed item throughout the term of the Indexed Note and at maturity. Specific information pertaining to the method of determining the interest payments and the principal amount will be described in the prospectus supplement or term sheet, as well as additional risk factors unique to the Indexed Note, certain historical information for the specified indexed item and certain additional United States federal tax considerations.

Renewable Notes

        We may issue Renewable Notes ("Renewable Notes") which are debt securities that will automatically renew at their stated maturity date unless the holder of a Renewable Note elects to terminate the automatic extension feature by giving notice in the manner described in the related prospectus supplement or term sheet.

        The holder of a Renewable Note must give notice of termination at least 15 but not more than 30 days prior to a Renewal Date. The holder of a Renewable Note may terminate the automatic extension for less than all of its Renewable Notes only if the terms of the Renewable Note specifically permit partial termination. An election to terminate the automatic extension of any portion of the Renewable Note is not revocable and will be binding on the holder of the Renewable Note. If the holder elects to terminate the automatic extension of the maturity of the Note, the holder will become entitled to the principal and interest accrued up to the Renewal Date. The related prospectus supplement or term sheet will identify a stated maturity date beyond which the maturity date cannot be renewed.

        If a Renewable Note is represented by a global security, The Depository Trust Company ("DTC") or its nominee will be the holder of the Note and therefore will be the only entity that can exercise a right to terminate the automatic extension of a Note. In order to ensure that DTC or its nominee will exercise a right to terminate the automatic extension provisions of a particular Renewable Note, the beneficial owner of the Note must instruct the broker or other DTC participant through which it holds an interest in the Note to notify DTC of its desire to terminate the automatic extension of the Note. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a Note to ascertain the cut-off time by which an instruction must be given for delivery of timely notice to DTC or its nominee.

Extendible Notes

        We may issue Notes whose stated maturity date may be extended at our option (an "Extendible Note") for one or more whole-year periods (each, an "Extension Period"), up to but not beyond a stated maturity date described in the related prospectus supplement or term sheet.

        We may exercise our option to extend the Extendible Note by notifying the applicable Trustee (or any duly appointed paying agent) at least 45 but not more than 60 days prior to the then-effective maturity date. If we elect to extend the Extendible Note, the Trustee (or paying agent) will mail (at least 40 days prior to the maturity date) to the registered holder of the Extendible Note a notice (an "Extension Notice") informing the holder of our election, the new maturity date and any updated terms. Upon the mailing of the Extension Notice, the maturity of that Extendible Note will be extended automatically as set forth in the Extension Notice.

        However, we may, not later than 20 days prior to the maturity date of an Extendible Note (or, if that date is not a Business Day, prior to the next Business Day), at our option, establish a higher interest rate, in the case of a Fixed Rate Note, or a higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period by mailing or causing the Trustee (or paying agent) to mail notice of such higher interest rate or higher Spread and/or Spread Multiplier to the holder of the Note. The notice will be irrevocable.

        If we elect to extend the maturity of an Extendible Note, the holder of the Note will have the option to instead elect repayment of the Note by us on the then-effective maturity date. In order for an Extendible Note to be so repaid on the maturity date, we must receive, at least 15 days but not more than 30 days prior to the maturity date:

          (1)   the Extendible Note with the form "Option to Elect Repayment" on the reverse of the Note duly completed; or

          (2)   a facsimile transmission, telex or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority ("FINRA") or a commercial bank or trust company in the United States setting forth the name of the holder of the Extendible Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the Note, will be received by the applicable Trustee (or paying agent) not later than the fifth Business Day after the date of the facsimile transmission, telex or letter; provided, however; that the facsimile transmission, telex or letter will only be effective if the Note and form duly completed are received by the applicable Trustee (or paying agent) by that fifth Business Day. The option may be exercised by the holder of an Extendible Note for less than the aggregate principal amount of the Note then outstanding if the principal amount of the Note remaining outstanding after repayment is an authorized denomination.

        If an Extendible Note is represented by a global security, DTC or its nominee will be the holder of that Note and therefore will be the only entity that can exercise a right to repayment. To ensure that DTC or its nominee timely exercises a right to repayment with respect to a particular Extendible Note, the beneficial owner of that Note must instruct the broker or other participant through which it holds an interest in the Note to notify DTC of its desire to exercise a right of repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in an Extendible Note to determine the cut-off time by which an instruction must be given for timely notice to be delivered to DTC or its nominee.

Limitation on Liens

        If Ford Credit or any Restricted Subsidiary (as defined in the Indenture) shall pledge or otherwise subject to any lien (as defined in the Indenture as a "Mortgage") any of its property or assets to secure indebtedness for borrowed money, Ford Credit will secure or cause such Restricted Subsidiary to secure the debt securities equally and ratably with (or prior to) the indebtedness secured by such Mortgage. This restriction does not apply to Mortgages securing such indebtedness which shall not exceed 5 percent of Consolidated Net Tangible Assets (as defined in the Indenture) of Ford Credit and its consolidated subsidiaries in the aggregate at any one time outstanding and does not apply to:

  •
  certain Mortgages created or incurred to secure financing of the export or marketing of goods outside the United States;

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  Mortgages on accounts receivable payable in foreign currencies securing indebtedness incurred and payable outside the United States;

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  Mortgages in favor of Ford Credit or any Restricted Subsidiary;

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  Mortgages in favor of governmental bodies to secure progress, advance or other payments, or deposits with any governmental body required in connection with the business of Ford Credit or a Restricted Subsidiary;

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  deposits made in connection with pending litigation;

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  Mortgages existing at the time of acquisition of the assets secured thereby (including acquisition through merger or consolidation) and certain purchase money Mortgages; and

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  Mortgages in connection with any Hedging Transaction (as defined in the Indenture);

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  Mortgages in connection with, or pursuant to, any Qualified Securitization Transaction (as defined in the Indenture); and

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  any extension, renewal or replacement of any Mortgage or Mortgages referred to in the foregoing clauses, inclusive. (Section 10.04).

Merger and Consolidation

        The Indenture provides that no consolidation or merger of Ford Credit with or into any other corporation shall be permitted, and no sale or conveyance of its property as an entirety, or substantially as an entirety, may be made to another corporation, if, as a result thereof, any asset of Ford Credit or a Restricted Subsidiary would become subject to a Mortgage, unless the debt securities shall be equally and ratably secured with (or prior to) the indebtedness secured by such Mortgage, or unless such Mortgage could be created pursuant to Section 10.04 (see "Limitation on Liens" above) without equally and ratably securing the debt securities. (Section 8.03).

Events of Default and Notice Thereof

        The Indenture defines an "Event of Default" as being any one of the following events:

  •
  failure to pay interest for 30 days after becoming due;

  •
  failure to pay principal or any premium for five business days after becoming due;

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  failure to make a sinking fund payment for five days after becoming due;

  •
  failure to perform any other covenant applicable to the debt securities for 90 days after notice;

  •
  certain events of bankruptcy, insolvency or reorganization; and

  •
  any other Event of Default provided in the prospectus supplement.

        An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities issued under the Indenture. (Section 5.01.)

        If an Event of Default occurs and continues, the Trustee or the holders of at least 25% of the total principal amount of the series may declare the entire principal amount (or, if they are Original Issue Discount Securities (as defined in the Indenture), the portion of the principal amount as specified in the terms of such series) of all of the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the total principal amount of the debt securities of that series can void the declaration. (Section 5.02.)

        The Indenture provides that within 90 days after default under a series of debt securities, the Trustee will give the holders of that series notice of all uncured defaults known to it. (The term "default" includes the events specified above without regard to any period of grace or requirement of notice.) The Trustee may withhold notice of any default (except a default in the payment of principal, interest or any premium) if it believes that it is in the interest of the holders. (Section 6.02.)

        Annually, Ford Credit must send to the Trustee a certificate describing any existing defaults under the Indenture. (Section 10.05.)

        Other than its duties in case of a default, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders, unless the holders offer the Trustee reasonable protection from expenses and liability. (Section 6.03.) If they provide this reasonable indemnification, the holders of a majority of the total principal amount of any series of debt securities may direct the Trustee how to act under the Indenture. (Section 5.12.)

Modification of the Indenture

        With certain exceptions, Ford Credit's rights and obligations and your rights under a particular series of debt securities may be modified with the consent of the holders of not less than a majority in principal account of those debt securities affected by such modification (voting as a single class). No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, will be effective against you without your consent. (Section 9.02.)

Subordination

        The extent to which a particular series of subordinated debt securities may be subordinated to our unsecured and unsubordinated indebtedness will be set forth in the prospectus supplement for any such series and the Indenture may be modified by a supplemental indenture to reflect such subordination provisions.

Global Securities

        Unless otherwise stated in a prospectus supplement, the debt securities of a series will be issued in the form of one or more global certificates that will be deposited with DTC, which will act as depositary for the global certificates. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by DTC and its participants. Therefore, if you wish to own debt securities that are represented by one or more global certificates, you can do so only indirectly or "beneficially" through an account with a broker, bank or other financial institution that has an account with DTC (that is, a DTC participant) or through an account directly with DTC if you are a DTC participant.

        While the debt securities are represented by one or more global certificates:

  •
  You will not be able to have the debt securities registered in your name.

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  You will not be able to receive a physical certificate for the debt securities.

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  Our obligations, as well as the obligations of the Trustee and any of our agents, under the debt securities will run only to DTC as the registered owner of the debt securities. For example, once we make payment to DTC, we will have no further responsibility for the payment even if DTC or your broker, bank or other financial institution fails to pass it on so that you receive it.

  •
  Your rights under the debt securities relating to payments, transfers, exchanges and other matters will be governed by applicable law and by the contractual arrangements between you and your broker, bank or other financial institution, and/or the contractual arrangements you or your broker, bank or financial institution has with DTC. Neither we nor the Trustee has any responsibility for the actions of DTC or your broker, bank or financial institution.

  •
  You may not be able to sell your interests in the debt securities to some insurance companies and others who are required by law to own their debt securities in the form of physical certificates.

  •
  Because the debt securities will trade in DTC's Same-Day Funds Settlement System, when you buy or sell interests in the debt securities, payment for them will have to be made in immediately available funds. This could affect the attractiveness of the debt securities to others.

        A global certificate generally can be transferred only as a whole, unless it is being transferred to certain nominees of the depositary or it is exchanged in whole or in part for debt securities in physical form. If a global certificate is exchanged for debt securities in physical form, they will be in denominations of $1,000 and integral multiples thereof, or another denomination stated in the prospectus supplement.

 DESCRIPTION OF WARRANTS

        The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement or term sheet relating to such warrants.

General

        We may issue warrants to purchase debt securities. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

        A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

  •
  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

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  the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

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  the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

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  whether such warrants will be issued in registered form or bearer form;

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  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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  information with respect to book-entry procedures, if any;

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  if applicable, a discussion of certain U.S. federal income tax considerations; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

        We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

PLAN OF DISTRIBUTION

        We may sell the securities to or through agents or underwriters or directly to one or more purchasers.

By Agents

        We may use agents to sell the securities. The agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

By Underwriters

        We may sell the securities to underwriters. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Each underwriter will be obligated to purchase all the securities allocated to it under the underwriting agreement. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.

Direct Sales

        We may sell securities directly to investors. In this case, no underwriters or agents would be involved.

        As one of the means of direct issuance of securities, we may utilize the services of any available electronic auction system to conduct an electronic "dutch auction" of the offered securities among potential purchasers who are eligible to participate in the auction of those offered securities, if so described in the prospectus supplement.

General Information

        Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments they may be required to make.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

        In compliance with guidelines of the FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

        In order to facilitate the offering of the debt securities, the underwriters or agents may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters or agents of a greater number of debt securities than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' or agents' option to purchase additional debt securities from us in the offering. The underwriters or agents may close out any covered short position by either exercising the option to purchase additional debt securities or purchasing debt securities in the open market. In determining the source of debt securities to close out the covered short position, the underwriters or agents will consider, among other things, the price of debt securities available for purchase in the open market as compared to the price at which they may purchase debt securities through the option. "Naked" short sales are sales in excess of the option. The underwriters or agents must close out any naked short position by purchasing debt securities in open market. A naked short position is more likely to be created if the underwriters or agents are concerned that there may be a downward pressure on the price of the debt securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of certain bids for or purchases of the debt securities made by the underwriters or agents in the open market prior to the completion of the offering. Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels. The underwriters or agents are not required to engage in these activities, and may end any of these activities at any time.

LEGAL OPINIONS

        David J. Witten, who is Ford Credit's Assistant Secretary, has given an opinion about the legality of the securities. Mr. Witten owns shares of Ford common stock.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Date:

Term Sheet

To Prospectus dated

Original Issue Date:

Maturity Date:

Principal Amount:

Interest Rate:

        Fixed ☐

        Floating ☐

        Interest Rate Basis:

        Index Maturity:

        Spread:

        Initial Interest Determination Date:

        Interest Determination Dates:

        Interest Reset Dates:

Day Count Convention:

Interest Payments Dates:

Record Dates if different:

Redemption Provisions:

        Treasury Makewhole Spread:

        Redemption Dates:

Payment of Additional Amounts: ☐

Tax Redemption: ☐

Plan of Distribution: